UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information included herein presents the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed statements of combined operations based on the combined audited historical financial statements of Century Casinos, Inc. (“Century” or the “Company”) and the operations of Evitts Resort, LLC dba Rocky Gap Casino Resort (“Rocky Gap”), located in Flintstone, Maryland acquired on July 25, 2023 (the “Acquisition”), and the adjustments described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on March 31, 2023, and the unaudited pro forma condensed statements of combined operations for the year ended December 31, 2022 and three months ended March 31, 2023 give effect to the Acquisition as if it had occurred on January 1, 2022, the beginning of the earliest period presented. The following unaudited pro forma condensed combined financial information is based on historical financial statements of Rocky Gap, and the assumptions and adjustments set forth in the accompanying explanatory notes.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed statements of combined operations, expected to have a continuing impact on the combined results of Century and Rocky Gap. The unaudited pro forma condensed combined financial information for the Acquisition has been developed from and should be read in conjunction with Century’s consolidated financial statements contained in Century’s Annual Report on Form 10-K for the year ended December 31, 2022, Century’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, as well as the historical financial statements for Rocky Gap included with this Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared by Century using the acquisition method of accounting in accordance with US generally accepted accounting principles (“GAAP”). Century has been treated as the acquirer for accounting purposes. The acquisition accounting is dependent upon certain valuations that are in the process of being finalized. The assets and liabilities of Rocky Gap have been measured based on various preliminary estimates using assumptions that Century believes are reasonable based on the information that is currently available. Differences between these preliminary estimates and the final acquisition accounting will occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The unaudited pro forma condensed statements of combined operations also do not reflect any cost savings from potential operating efficiencies or associated costs to achieve such savings or synergies that are expected to result from the Acquisition nor do they include any costs associated with restructuring or integration activities resulting from the Acquisition. However, such costs will affect the combined company following the Acquisition in the period the costs are incurred.

Century intends to finalize the necessary valuations required to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2023

Amounts in thousands, except for share and per share information	Century Casinos, Inc.	Evitts Resort, LLC	Combined Balance Sheet	Evitts Resort, LLC Pro Forma Adjustments (Note 3)		Pro Forma for Acquisition
ASSETS
Current Assets:
Cash and cash equivalents	$102,707	$6,389	$109,096	$(28,687)	(10)	$80,409
Receivables, net	6,272	1,929	8,201	—		8,201
Prepaid expenses	13,092	431	13,523	—		13,523
Inventories	1,627	642	2,269	—		2,269
Restricted cash	100,200	—	100,200	—		100,200
Other current assets	507	169	676	—		676
Total Current Assets	224,405	9,560	233,965	(28,687)		205,278

Property and equipment, net	471,416	22,219	493,635	189,347	(1)	682,982
Leased right-of-use assets, net	24,532	5,916	30,448	(397)	(4)	30,051
Goodwill	9,740	—	9,740	28,858	(2)	38,598
Intangible assets, net	43,947	972	44,919	16,448	(2)	61,367
Deferred income taxes	17,501	—	17,501	—		17,501
Equity investment	92,095	—	92,095	—		92,095
Note receivable, net of current portion and unamortized discount	336	—	336	—		336
Deposits and other	1,510	5	1,515	—		1,515
Total Assets	$885,482	$38,672	$924,154	$205,569		$1,129,723

LIABILITIES, EQUITY AND MEMBER'S EQUITY
Current Liabilities:
Current portion of long-term debt	$5,222	$—	$5,222	$30,000	(5)	$35,222
Current portion of operating lease liabilities	3,768	437	4,205	(41)	(4)	4,164
Current portion of finance lease liabilities	150	103	253	(103)	(4)	150
Accounts payable	12,571	1,293	13,864	—		13,864
Accrued liabilities	19,597	2,414	22,011	1,152	(8)	23,163
Accrued payroll	11,443	1,090	12,533	—		12,533
Taxes payable	10,417	—	10,417	—		10,417
Total Current Liabilities	63,168	5,337	68,505	31,008		99,513

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2023 (continued)

Amounts in thousands, except for share and per share information	Century Casinos, Inc.	Evitts Resort, LLC	Combined Balance Sheet	Evitts Resort, LLC Pro Forma Adjustments (Note 3)		Pro Forma for Acquisition
Long-term debt, net of current portion and deferred financing costs	$343,783	$—	$343,783	$—		$343,783
Long-term financing obligation to VICI Properties, Inc. subsidiaries	285,158	—	285,158	203,925	(3)	489,083
Operating lease liabilities, net of current portion	23,642	5,388	29,030	(265)	(4)	28,765
Finance lease liabilities, net of current portion	363	193	556	(193)	(4)	363
Taxes payable and other	12,719	—	12,719	—		12,719
Deferred income taxes	2,868	—	2,868	—		2,868
Total Liabilities	731,701	10,918	742,619	234,475		977,094
Commitments and Contingencies

Equity:
Preferred stock; $0.01 par value; 20,000,000 shares authorized; no shares issued or outstanding	—	—	—	—		—
Common stock; $0.01 par value; 50,000,000 shares authorized; 30,334,931 shares issued and outstanding	303	—	303	—		303
Additional paid-in capital	121,095	—	121,095	—		121,095
Retained earnings	36,022	26,762	62,784	(27,914)	(7) (8)	34,870
Accumulated other comprehensive loss	(14,723)	—	(14,723)	—		(14,723)
Member's equity	—	992	992	(992)	(7)	—
Total Century Casinos, Inc. Shareholders' Equity	142,697	27,754	170,451	(28,906)		141,545
Non-controlling interests	11,084	—	11,084	—		11,084
Total Equity	153,781	27,754	181,535	(28,906)		152,629
Total Liabilities and Equity	$885,482	$38,672	$924,154	$205,569		$1,129,723

UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

Amounts in thousands, except for per share information	Century Casinos, Inc.	Evitts Resort, LLC		Reclassifications (Note 4)		Combined Income Statement	Evitts Resort, LLC Pro Forma Adjustments (Note 3)		Pro Forma for Acquisition
Operating revenue:
Gaming	$365,986		$59,553	$—		$425,539	$—		$425,539
Pari-mutuel, sports betting and iGaming	19,607		—	—		19,607	—		19,607
Hotel	9,628		—	7,787	(a)	17,415	—		17,415
Rooms	—		7,787	(7,787)	(a)	—	—		—
Food and beverage	24,097		8,440	—		32,537	—		32,537
Other	11,211		2,230	—		13,441	—		13,441
Net operating revenue	430,529		78,010	—		508,539	—		508,539
Operating costs and expenses:
Gaming	183,841		30,647	—		214,488	—		214,488
Pari-mutuel, sports betting and iGaming	22,149		—	—		22,149	—		22,149
Hotel	2,815		—	2,939	(b)	5,754	—		5,754
Rooms			2,939	(2,939)	(b)	—	—		—
Food and beverage	22,631		4,922	—		27,553	—		27,553
Other	—		1,179	(1,179)	(c)	—	—		—
General and administrative	105,467		—	14,239	(c)	119,706	1,210	(8)	120,916
Selling, general and administrative	—		13,060	(13,060)	(c)	—	—		—
Depreciation and amortization	27,109		3,428	—		30,537	5,232	(1) (2)	35,769
Loss on sale of assets	2,154		—	—		2,154	—		2,154
Total operating costs and expenses	366,166		56,175	—		422,341	6,442		428,783
Earnings from equity investment	3,249		—	—		3,249	—		3,249
Earnings from operations	67,612		21,835	—		89,447	(6,442)		83,005
Non-operating income (expense):
Interest income	851		—	—		851	—		851
Interest expense	(65,831)		(16)	—		(65,847)	(19,219)	(3) (5)	(85,066)
Gain on foreign currency transactions, cost recovery income and other	3,378		—	—		3,378	—		3,378
Non-operating (expense) income, net	(61,602)		(16)	—		(61,618)	(19,219)		(80,837)
Earnings before income taxes	6,010		21,819	—		27,829	(25,661)		2,168
Income tax expense	7,660		—	—		7,660	7,062	(6) (9)	14,722
Net earnings	13,670		21,819	—		35,489	(18,599)		16,890
Net earnings attributable to non-controlling interests	(5,694)		—	—		(5,694)	—		(5,694)
Net earnings attributable to Century Casinos, Inc. shareholders	$7,976		$21,819	$—		$29,795	$(18,599)		$11,196
Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$0.27	$							$0.38
Diluted	$0.25	$							$0.36
Weighted average shares outstanding - basic	29,809								29,809
Weighted average shares outstanding - diluted	31,480								31,480

UNAUDITED PRO FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

Amounts in thousands, except for per share information	Century Casinos, Inc.	Evitts Resort, LLC		Reclassifications (Note 4)		Combined Income Statement	Evitts Resort, LLC Pro Forma Adjustments (Note 3)		Pro Forma for Acquisition
Operating revenue:
Gaming	$94,297		$14,514	$—		$108,811	$—		$108,811
Pari-mutuel, sports betting and iGaming	3,385		—	—		3,385	—		3,385
Hotel	2,522		—	1,545	(a)	4,067	—		4,067
Rooms	—		1,545	(1,545)	(a)	—	—		—
Food and beverage	5,767		1,866	—		7,633	—		7,633
Other	2,537		203	—		2,740	—		2,740
Net operating revenue	108,508		18,128	—		126,636	—		126,636
Operating costs and expenses:
Gaming	48,062		7,665	—		55,727	—		55,727
Pari-mutuel, sports betting and iGaming	3,712		—	—		3,712	—		3,712
Hotel	797		—	722	(b)	1,519	—		1,519
Rooms			722	(722)	(b)	—	—		—
Food and beverage	5,645		1,217	—		6,862	—		6,862
Other	—		141	(141)	(c)	—	—		—
General and administrative	26,702		—	3,510	(c)	30,212	(57)	(8)	30,155
Selling, general and administrative	—		3,369	(3,369)	(c)	—	—		—
Depreciation and amortization	6,855		745	—		7,600	1,420	(1) (2)	9,020
(Gain) on sale of casino operations	(574)		—	—		(574)	—		(574)
Total operating costs and expenses	91,199		13,859	—		105,058	1,363		106,421
Earnings from equity investment	1,091		—	—		1,091	—		1,091
Earnings from operations	18,400		4,269	—		22,669	(1,363)		21,306
Non-operating income (expense):
Interest income	145		—	—		145	—		145
Interest expense	(17,649)		(3)	—		(17,652)	(4,961)	(3) (5)	(22,613)
Gain on foreign currency transactions, cost recovery income and other	3,758		—	—		3,758	—		3,758
Non-operating (expense) income, net	(13,746)		(3)	—		(13,749)	(4,961)		(18,710)
Earnings before income taxes	4,654		4,266	—		8,920	(6,324)		2,596
Income tax expense	(1,623)		—	—		(1,623)	1,740	(6) (9)	117
Net earnings	3,031		4,266	—		7,297	(4,584)		2,713
Net earnings attributable to non-controlling interests	(4,274)		—	—		(4,274)	—		(4,274)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(1,243)		$4,266	$—		$3,023	$(4,584)		$(1,561)
(Loss) per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.04)	$							$(0.05)
Diluted	$(0.04)	$							$(0.05)
Weighted average shares outstanding - basic	30,056								30,056
Weighted average shares outstanding - diluted	30,056								30,056

CENTURY CASINOS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information is intended to reflect the impact of the Acquisition on the Company’s consolidated financial statements and presents the pro forma financial position and results of operations of the Company based on the historical financial statements and accounting records of Century and Rocky Gap after giving effect to the Acquisition.

Pro forma adjustments are included only to the extent they are directly attributable to the Acquisition, factually supportable, and with respect to the unaudited pro forma condensed statements of combined operations, expected to have a continuing impact on the results of the combined company. The accompanying unaudited pro forma condensed combined financial information is presented for illustrative purposes only.

The Acquisition will be accounted for using the acquisition method of accounting with the Company considered the acquirer. The unaudited pro forma condensed combined financial information reflects the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Changes to the fair values of these assets and liabilities will result in changes to goodwill.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on March 31, 2023, and the unaudited pro forma condensed statements of combined operations for the year ended December 31, 2022 and three months ended March 31, 2023 give effect to the Acquisition as if it had occurred on January 1, 2022, the beginning of the earliest period presented.

Items Not Adjusted in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information does not include any adjustment for liabilities or related costs that may result from integration activities following the closing of the Acquisition. Significant liabilities and related costs may ultimately be recorded for integration activities. The unaudited pro forma condensed combined balance sheet only includes adjustments for transaction-related costs that are directly attributable to the Acquisition and are factually supportable.

Financing Agreement

On April 1, 2022, the Company entered into a credit agreement (the “Goldman Credit Agreement”) with Goldman Sachs Bank USA, as administrative agent and collateral agent, Goldman Sachs Bank USA and BOFA Securities, Inc., as joint lead arrangers and joint bookrunners, and the Lenders and L/C Lenders party thereto. The Goldman Credit Agreement provides for a $350.0 million term loan and a $30.0 million revolving credit facility. The $30.0 million revolving line of credit was borrowed to fund the Acquisition.

The unaudited pro forma condensed statement of combined operations for the year ended December 31, 2022 and three months ended March 31, 2023 assumes the incremental borrowings associated with the Goldman Credit Agreement occurred on January 1, 2022, the beginning of the earliest period presented.

Financing Obligation

On July 25, 2023,  simultaneous with the closing of the Acquisition, affiliates of VICI Properties Inc. (“VICI”) purchased the land and building associated with Rocky Gap. On July 25, 2023, the Company amended its triple net lease agreement with certain affiliates of VICI, dated December 6, 2019, as amended (the “Master Lease”) to add the Rocky Gap property. The amendment to the Master Lease includes an increase in initial annualized rent of approximately $15.5 million with an initial term of 15 years, with four five-year renewal options.

Refer to Note 3(3) below for further information about the Master Lease.

Note 2 – Acquisition

Preliminary Purchase Price

Amounts in thousands
Purchase price	$56,075
Preliminary working capital adjustment	3,052
Preliminary purchase price	$59,127

Preliminary Allocation of Net Purchase Price

The table below presents the preliminary purchase price, along with a preliminary allocation of the purchase price to the assets acquired and liabilities assumed.

Amounts in thousands
Cash	$6,214
Receivables	2,315
Prepaid expenses	834
Inventories	715
Property and equipment	211,566
Leased right-of-use assets	5,519
Intangible assets	17,420
Accounts payable	(1,162)
Accrued liabilities	(2,121)
Accrued payroll	(1,415)
Taxes payable	(172)
Operating lease liabilities - current	(396)
Operating lease liabilities - long term	(5,123)
Financing obligation	(203,925)
Net identifiable assets acquired	30,269
Add: Goodwill	28,858
Net assets acquired	$59,127

Upon completion of the fair value assessment following the Acquisition, the Company anticipates the finalized fair values of the net assets acquired will differ from the preliminary assessment outlined above. Generally, changes to the initial estimates of fair value of the assets acquired and the liabilities assumed will be recorded to those assets and liabilities with offsetting adjustments recorded to goodwill.

Note 3 – Acquisition Related Pro Forma Adjustments

The unaudited pro forma condensed combined financial information reflects the following adjustments related to the Acquisition.

(1)	Property and equipment, net, and depreciation expense

The preliminary fair value of acquired property and equipment related to the Acquisition was determined to be $209.3 million, including the assets related to the Master Lease. The following table illustrates the pro forma adjustment to property and equipment, net:

(in thousands)	March 31, 2023
Preliminary fair value of acquired property and equipment	$211,566
Historical book value of Evitts Resorts, LLC property and equipment	(22,219)
Acquisition related pro forma adjustment - increase to property and equipment, net	$189,347

The following table illustrates pro forma adjustments to depreciation expense:

For the year ended
(in thousands)	December 31, 2022
Historical depreciation expense	$(3,270)
Depreciation expense associated with the preliminary fair value of acquired property and equipment	6,918
Decrease to depreciation and amortization expense	$3,648

For the three months ended
(in thousands)	March 31, 2023
Historical depreciation expense	$(706)
Depreciation expense associated with the preliminary fair value of acquired property and equipment	1,729
Decrease to depreciation and amortization expense	$1,023

Depreciation expense of the acquired property and equipment is reflected on a straight-line basis over the following estimated useful lives:

Years
Buildings and improvements	5-39 years
Gaming equipment	3-7 years
Furniture and non-gaming equipment	3-7 years

(2)	Goodwill, other intangible assets, net and amortization expense

The following table illustrates the pro forma adjustment to goodwill, which is subject to change, related to the Acquisition.

(in thousands)	March 31, 2023
To record goodwill for the purchase consideration in excess of the preliminary fair value of net assets acquired in connection with the Acquisition	$28,858
Acquisition related pro forma adjustment - to record increase to goodwill	$28,858

The preliminary fair value of the acquired other intangible assets related to the Acquisition was determined to be $17.4 million and is subject to change. Preliminary intangible assets consist of the assets listed below and result in the following pro forma adjustments as of March 31, 2023:

(in thousands)	March 31, 2023	Useful Life
Preliminary fair value of Evitts Resort, LLC other intangible assets, net:
Players Club lists	$11,770	10 years
Trademarks	5,650	10 years
Total value of other intangible assets, net	17,420
Historical book value of Evitts Resort, LLC other intangible assets, net	(972)
Acquisition related pro forma adjustment - to increase to other intangible assets, net	$16,448

The player loyalty program (“Players Club”) was valued using the multi-period excess earnings method (“MPEEM”) under the income approach. The fair value of the Players Club is calculated as the present value of projected net cash flows after taxes and contributory asset charges. The MPEEM relies on projected operating earnings and considers the portion of cash flow attributable to both the Players Club and the relevant contributory assets needed to support it. Contributory assets include net working capital, fixed assets and real estate. The MPEEM considers the revenue and EBITDA generated by current Players Club members based on historical operations and future cash flows based on projected operations and member retention. The Company has assigned a 10-year useful life to the Players Club.

The Rocky Gap trademark was valued using the relief from royalty method, which presumes that without ownership of such asset the Company would have to make a stream of payments to a brand or franchise owner in return for the right to use the name.  By virtue of this asset, the Company avoids any such payments and records the related intangible value of the trademark.  The primary assumptions in the valuation included projected revenue, a pre-tax royalty rate, the trademark’s useful life, and tax expense. The Company has assigned the Rocky Gap trademark a 10-year useful life after considering, among other things, the expected use of the asset, the expected useful life of other related assets or asset groups, any legal, regulatory, or contractual provisions that may limit the useful life, the effects of obsolescence, demand and other economic factors, and the maintenance expenditures required to promote and support the trademark.

Adjustments to amortization expense for non-indefinite-lived intangibles were based on comparing the historical amortization recorded during the periods presented to the revised amortization. The revised amortization was based on the estimated fair value amortized over the respective useful lives of the intangible assets. The following table illustrates pro forma adjustments to depreciation and amortization expense:

For the year ended
(in thousands)	December 31, 2022
Historical amortization related to non-indefinite lived intangible assets, net	$(158)
Amortization of expense associated with the preliminary fair value of acquired non-indefinite lived intangible assets	1,742
Increase to depreciation and amortization expense	$1,584

For the three months ended
(in thousands)	March 31, 2023
Historical amortization related to non-indefinite lived intangible assets, net	$(39)
Amortization of expense associated with the preliminary fair value of acquired non-indefinite lived intangible assets	436
Increase to depreciation and amortization expense	$397

(3)	Financing obligation with VICI, interest (rent expense) and finance lease interest

The Company amended its Master Lease,  as amended, to add the Rocky Gap property. The preliminary fair value of the financing obligation for Rocky Gap was determined to be $203.9 million, which was calculated based on the net present value of future lease payments discounted by the implied interest rate of 8.43% at the July 25, 2023 acquisition date.

The following table illustrates pro forma adjustments to interest expense related to rent expense on the Lease.

For the year ended
(in thousands)	December 31, 2022
Historical expense related to finance leases recorded in interest expense	$(16)

Expense related to financing obligation recorded in interest expense	$16,542

For the three months ended
(in thousands)	March 31, 2023
Historical expense related to finance leases recorded in interest expense	$(3)

Expense related to financing obligation recorded in interest expense	$4,172

(4)	Operating lease right-of-use assets, operating lease liabilities and finance lease liabilities

The following table illustrates pro forma adjustments to the operating lease right-of-use assets, operating lease liabilities and finance lease liabilities:

(in thousands)	March 31, 2023
Acquisition related adjustments to operating leases:
Preliminary fair value of acquired operating lease right-of-use assets	$5,519
Acquisition related pro forma adjustment - operating lease right-of-use assets	(5,916)
Acquisition related pro forma adjustment - decrease operating lease right-of-use assets	$(397)

Preliminary fair value of acquired operating lease liabilities, current	$396
Acquisition related pro forma adjustment - operating lease liabilities, current	(437)
Acquisition related pro forma adjustment - decrease operating lease liabilities, current	$(41)

Preliminary fair value of acquired operating lease liabilities, net of current portion	$5,123
Acquisition related pro forma adjustment - operating lease liabilities, net of current portion	(5,388)
Acquisition related pro forma adjustment - decrease operating lease liabilities, net of current portion	$(265)

Acquisition related adjustments to finance leases:
Preliminary fair value of acquired finance lease liabilities, current	$—
Acquisition related pro forma adjustment - finance lease liabilities, current	(103)
Acquisition related pro forma adjustment - decrease finance lease liabilities, current	$(103)

Preliminary fair value of acquired finance lease liabilities, net of current portion	$—
Acquisition related pro forma adjustment - finance lease liabilities, net of current portion	(193)
Acquisition related pro forma adjustment - decrease finance lease liabilities, net of current portion	$(193)

(5)	Current portion of long-term debt with Goldman and interest expense

The Company borrowed $30.0 million on its revolving credit facility under the Goldman Credit Agreement to fund the Acquisition.

The following table illustrates pro forma adjustments to interest expense on borrowings related to the Acquisition:

For the year ended
(in thousands)	December 31, 2022
Acquisition related pro forma adjustment - increase interest expense related to Goldman borrowings	$2,693
Acquisition related pro forma adjustments - to record increase to interest expense	$2,693

For the three months ended
(in thousands)	March 31, 2023
Acquisition related pro forma adjustment - increase interest expense related to Goldman borrowings	$792
Acquisition related pro forma adjustments - to record increase to interest expense	$792

The amounts above were based on the Goldman Credit Agreement as if the $350.0 million term loan and $30.0 revolving facility were borrowed on January 1, 2022. For purposes of Acquisition related pro forma adjustments, an 8.80% interest rate was used.

(6)	Deferred income taxes

The Acquisition was legally structured as the sale of membership interests for US federal income tax purposes, and the Acquisition will be treated as an asset purchase with the purchase price allocated consistent with the provisions of IRC Section 1060. Generally, this allocation results in a step-up in basis of the acquired assets and liabilities for tax purposes. As part of this taxable transaction, the Company recorded the tax basis of the assets acquired and liabilities assumed at their fair values.

(7)	Pro forma adjustments made to eliminate the seller’s equity interests in Rocky Gap.

(8)

Pro forma adjustments on the balance sheet reflect the accrual of additional acquisition costs of $1.2 million incurred by the Company subsequent to March 31, 2023. The remaining $0.6 million incurred is included in the historical balance sheet as of March 31, 2023.  Pro forma adjustments on the income statement for the year ended December 31, 2022 reflect $1.2 million incurred by the Company subsequent to December 31, 2022. Pro forma adjustments on the income statement for the three months ended March 31, 2023 reflect less than $0.1 million recognized in the historical statement of operations during the three months ended March 31, 2023 that in now presented in the statement of operations for the year ended December 31, 2022. These costs will not affect the Company’s statement of operations beyond 12 months after the acquisition date.

(9)	Reflects an assumed tax rate of 27.52%.

(10)	The following table illustrates the pro forma adjustments to cash and cash equivalents:

Amounts in thousands	March 31, 2023
Outflow of cash to acquire subsidiary, net of cash acquired
Historical working capital adjustments for Evitts Resort, LLC	$440
Cash proceeds of new debt	30,000
Less: cash paid to acquire Evitts Resort, LLC	(59,127)
Net cash outflow - cash and cash equivalents	$(28,687)

Note 4 – Unaudited Pro Forma Condensed Combined Financial Statement Reclassification Adjustments

Certain reclassifications have been recorded to the historical financial statements of Rocky Gap to provide comparability and consistency for the anticipated post-combined company presentation.

(a)

Reclassifications were made among revenue components to reclassify certain revenues of Rocky Gap consistently with the Company. These include combining room revenue and hotel revenue into a single line item.

(b)

Reclassifications were made among expense components to reclassify certain expenses of Rocky Gap consistently with the Company. These include combining room expense and hotel expense to a single line item.

(c)

Reclassifications were made among expense components to reclassify certain expenses of Rocky Gap consistently with the Company. These include combining other expense,  selling, general and administrative expense and general and administrative expenses to a single line item.

Further review may identify additional reclassifications that when conformed could have a material impact on the unaudited pro forma condensed combined financial information of the combined company. At this time, the Company is not aware of any reclassifications that would have a material impact on the unaudited pro forma condensed combined financial information that are not reflected as pro forma adjustments.